UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2004

(Date of earliest event reported)

CELL WIRELESS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-49849	88-0483722
State or other jurisdiction of incorporation or organization	Commission File Number	(I.R.S. Employer Identification No.)

1790 East River Road, Suite 142
Tucson, Arizona 85718

(Address of principal offices, including Zip Code)

(520) 207-9960

(Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2004, Cell Wireless Corporation under the previous name of Arizona Aircraft Spares, Inc., a Nevada corporation ("Arizona") entered into an Asset Purchase Agreement ("Agreement") with 1Cellnet LLC, a Delaware company ("1Cellnet" or the "Sellers"). Arizona was to issue to 1Cellnet a percentage of shares of Arizona equal to eighty percent (80%) of the total number of shares of Arizona outstanding at the date of the Agreement and with the issuance of those shares acquiring substantially all of the assets and assuming some of the liabilities of 1Cellnet. The particulars of this acquisition were unknown until a renegotiation took place on March 9, 2005 at which time a new agreement was struck.  The parties agreed to complete the transaction according to disclosures herein.  The filings herein describe the final agreements, audited financial statements and the proforma financial statements of the operations of the predecessor companies for their previous 12 months of operations that included their entire existence as a predecessor company.

Item 2.01 Completion of Acquisition of Assets.

Please see Item 1.01 of this amended current report.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 1.01 of this amended current report.

Item 9.01 Financial Statements and Exhibits

PCAOB auditor’s audited financial statements of 1Cellnet, LLC and its predecessor companies, 1 Cellnet Connect 2 US PTY Limited and Global TLC Connections PTY Limited are attached and are made a part of this amended Form 8K/A.  Proforma financial statements are attached with footnotes describing the amended contracts and the results of the consolidated audited financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cell Wireless Corporation

By: /s/ John Bohringer

Chief Executive Officer

Date:    January 11, 2006

Cell Wireless Corporation

Form 8 K Amended

List of Attachments

Proforma Financial Statements For the Year Ended December 31, 2004 and the acquisition date January 1, 2005:

Proforma Balance Sheets

Proforma Income Statements

Footnotes to Proforma Financial Statements

Audited Combined Financial Statements:

1Cellnet, LLC and Predecessor Companies 1Cellnet Connect 2 US PTY Limited and Global TLC Connections PTY Limited - For the Year Ended December 31, 2004

CELL WIRELESS CORPORATION AND 1 CELLNET, LLC AND PREDECESSOR OPERATIONS PROFORMA BALANCE SHEET DECEMBER 31, 2004
	1Cellnet, LLC December 31, 2004	Additions & Eliminations DR (CR) See Note 5	1Cellnet Balances Acquired or Assumed	Cell Wireless (Formerly Arizona Aircraft Spares, Inc.) Balances December 31, 2004	Proforma Balance December 31, 2004
ASSETS
Cash and cash equivalents	$166,474		$166,474	$364	$166,838
Property and equipment, net	310,190		310,190		310,190
Total Assets	$476,664		$476,664	$365	$477,029
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses (Note E)	$1,377,258	$(1,007,896)	$369,362	$284,643	$654,005
Reserve for credit card charge backs	2,850,614	(2,850,614)
Total Liabilities	4,227,872		369,362	284,643	654,005
Stockholders’ Equity: (Note F)
Common stock		59,079	59,079	36,218	95,297
Additional paid in capital		48,223	48,223		48,223
Deficiency in Member’s capital account	(3,751,208)	3,751,208
Retained Earnings (Deficit)	-		-	(320,496)	(320,496)
Total Stockholders’ Equity			107,302	(284,278)	(176,976)
Total Liabilities Stockholders’ Equity	$476,664		$476,664	$365	$477,029

The accompanying footnotes are an integral part of these proforma financial statements.

CELL WIRELESS CORPORATION PROFORMA STATEMENTS OF INCOME FOR THE 12 MONTHS ENDED DECEMBER 31, 2004
	1Cellnet, LLC	Cell Wireless Corporation (Formerly Arizona Aircraft Spares, Inc.)	Eliminations 2004		Proforma Total 2004
Revenues	$18,257,093	$0		$0	$18,257,093
Cost of Sales	15,867,166	0		0	15,867,166
Gross Profit	2,389,927	0		0	2,389,927
Operating Expenses:
Selling, General & Administrative	2,938,936	180,151		0	3,119,087
Amortization and Depreciation	53,149	0		0	53,149
Total Operating Expenses	2,992,085	180,151		0	3,172,236
Loss from Continuing Operations	(602,158)	(180,151)		0	(782,309)
Loss from Discontinued Operations		(4,507,532)		4,507,532	0
Interest earned	19,074	-		-	19,074
Net(Loss)	$(583,084)	$(4,687,683)		$4,507,532	$(763,235)

Net Loss Per Share -Basic & Diluted	$(.01)	$(.16)	$	( .16)	$(.01)

Weighted Average Number of Common Shares Used in the Computation of Earnings Per Share	76,237,016	29,158,273		29,158,273	95,296,270

The accompanying footnotes are an integral part of these proforma financial statements.

CELL WIRELESS CORPORATION
FOOTNOTES TO PROFORMA FINANCIAL STATEMENTS
JANUARY 1, 2005

Note 1.  Significant Accounting Policies

General

The accompanying proforma financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Business and Basis of Presentation

1Cellnet, LLC (the “Company”) is a Delaware Limited Liability Company formed in the United States of America on February 5, 2004 and owned by Melina Connolly (“Connelly” or the “Owner”). The Company is a multinational retailer of long distance telephone services, based in Queensland, Australia.

The combined financial statements represent the consolidation of all entities in which the Company or Connelly individually had a direct or indirect financial controlling interest that were predecessors to Cell Wireless Corporation. These companies are 1Cellnet Connect2us, PTY LTD (“1Cellnet Connect”) and Global TLC Connections, PTY LTD (“Global”). All significant inter-company accounts and transactions between the entities have been eliminated in the combination.

Global, which was solely owned by Connolly, was formed in January, 2004. Prior to Globe’s formation, Connelly began conducting certain organizational start up activities in connection with establishing the business, aggregating $48,140. Accordingly, the Company considers January 1, 2004 as the date of inception of the Company’s business activities. In accordance with Staff Accounting Bulletin 5-G, all assets contributed to the Company on January 1, 2004 by Connolly were recorded at the Connolly’s historical cost, which did not materially differ from their fair value.

Subsequent to the date of the financial statements, the Company consummated an Asset Purchase Agreement whereby the members of the Company sold the Company’s business, consisting substantially of all of the Company’s assets, to Cell Wireless Corporation, formerly Arizona Aircraft Spares, Inc., a company formed under the laws of the State of Nevada in exchange for 59,078,619 shares of its restricted common stock of Cell Wireless and assumption of certain Company liabilities (see Note I). For accounting purposes, Cell Wireless is considered the successor to the Company.

Subsequent to the sale of the business to Cell Wireless, the State of Delaware cancelled the Company’s charter due to its non-compliance with certain statutory corporate filing requirements.

Note 2. Acquisition and Capital Restructure

On November 15, 2004, the Company entered into an Asset Purchase Agreement ("Agreement") with Arizona Aircraft Spares, Inc. (“Arizona”), a company formed under the laws of the state of Nevada. Arizona consummated the acquisition of the Company’s assets on March 9, 2005 and the agreement included an effective date of January 1, 2005. Concurrent with the Agreement, Arizona’s shareholders voted to change its name to Cell Wireless Corporation (“Cell Wireless”).

In connection with the Agreement, Cell Wireless issued 59,078,619 shares of its restricted common stock to the Company and assumed certain Company liabilities in exchange for the Company’s assets. In addition, Connolly, and certain Company employees and consultants acquired 17,158,397 shares of Cell Wireless’s common stock held by Cell Wireless’s former President and Chief Executive Officer in exchange for $435,000, a promissory in the amount of $200,000, a warrant to acquire 1,000,000 shares of Cell Wireless common stock with an exercise price of $.30 per share, and a warrant to acquire 1,000,000 shares of Cell Wireless common stock with an exercise price of $1.00 per share. As a result, Connolly, certain creditors (including its members, see Note D), consultants and employees own eighty percent (80%) of the outstanding shares of Cell Wireless.

At the time of the Agreement, Cell Wireless was an inactive publicly registered shell corporation with no significant assets or continuing operations. As a result of the Agreement, the Company owned eighty percent (80%) of the Cell Wireless’s issued and outstanding shares, there was a change in control of Cell Wireless, and in accordance with SFAS No. 141, Cell Wireless is the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure.

For accounting purposes, Cell Wireless has accounted for the transaction as a reverse acquisition and the Company is to be the surviving entity. The Company did not recognize goodwill or any other intangible assets in connection with the transaction.

Subsequent to the sale of the business to Cell Wireless, the State of Delaware cancelled the Company’s charter due to its non-compliance with certain statutory corporate filing requirements.

Effective with the Agreement, substantially all of 1Cellnet's assets were exchanged for an aggregate of 59,078,619 shares of the Company's restricted common stock. The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

The following summarizes the asset purchase agreement with 1Cellnet:

Assets acquired	$476,664
Liabilities assumed	369,362
Net Assets acquired	$107,302

Note 3. Spin-Off of Subsidiary

On December 30, 2004, the Company initiated the spin-off and distribution (the "Distribution" or "Arizona Aircraft Spin-off") to its shareholders and former management of an amount equal to approximately eighty percent (80%) of the shares of its formerly wholly-owned and sole operating business segment and subsidiary, Arizona Aircraft Spares, Inc., an Arizona corporation ("Arizona Aircraft").

Under the Distribution, the shareholders of record as of December 28, 2004, were to receive a dividend of approximately one (1) share of Arizona Aircraft for every 9 shares of common stock of Cell Wireless Corporation held by them at that date, or an aggregate amount equal to 4,000,000 shares of Arizona Aircraft Spares common stock. The total distribution of 4,000,000 common shares was to be issued pro-rata to 36,217,651 shares in the ratio held at December 30, 2004 as soon as the spun off company has cash to issue the shares. In addition, Arizona Aircraft Spares issued four million two hundred (4,200,000) shares of Arizona Aircraft Spares, Inc. common stock to former senior management of the Company and consultants.

As of the date of this report, the distribution of the 4,000,000 shares to the Company's shareholders and the distribution of the 2,000,000 shares to Cell Wireless Corporation had not been completed. As of the date of this report, Arizona Aircraft Spares, Inc. has gone out of business and has been liquidated by creditors. The Bankruptcy Court placed the company into Chapter 7 liquidation in addition to the auction and equipment sale by the finance company. There are no operating or business relationships between Arizona Aircraft and Cell Wireless or Cell Wireless employees or Directors at this time and no relationship is currently planned. The estimated fair value of the investment is $0 as of the date of this report, and in accordance with APB 18, the Company does not utilize the equity method of accounting in connection with this investment.

Note 4.  Subsequent Events: Reverse Merger with 1Cellnet, LLC Assets

Subsequent to the original filing of the form 8-K describing the acquisition, a number of clauses in the asset purchase and stock purchase agreement were amended. The amendments and concluded agreement executed on March 9, 2005 are as follows.

Under the terms of the original agreement, 1Cellnet was to pay the amount of $600,000 to Cell Wireless Corporation, formerly Arizona Aircraft Spares, Inc. ('Arizona') and complete the transfer of selected assets to Cell Wireless Corporation at November 15, 2004. 1Cellnet was required to pay the $600,000 USD to Arizona on or before November 30, 2004. This cash payment was to be used by Arizona to retire the debt owed to its controlling shareholder, Mr. Vito Peppitoni.  Mr. Peppitoni was to receive 1,000,000 warrants to purchase stock at $1.00 per share and was to retain 2,500,000 shares of Cell Wireless restricted common stock.  Mr. Peppitoni was also to resign from the Company and transfer 17,158,397 common shares to 1Cellnet. 1Cellnet would then transfer title to its intellectual property and other operating assets to Cell Wireless Corporation.

Under the amended agreement, Vito Peppitoni received a total of $400,000 cash payments and $35,000 cash payment in the form of penalties. $335,000 of these funds was paid in 2005 and $100,000 was paid on November 15, 2004 at the original closing. Mr. Peppitoni also received a promissory note in the amount of $200,000 payable with monthly payments of $15,000 until paid in full. In addition, Mr. Peppitoni received 1,000,000 additional warrants to acquire Cell Wireless common stock at $0.30 per share.

The closing on March 9, 2005 provided for no recourse by Arizona or Mr. Peppitoni against CLWL or the assets transferred to CLWL by 1Cellnet.  Upon signing of the amended agreement, all of the operating assets and intellectual property of 1Cellnet were transferred to Cell Wireless Corporation on March 9, 2005. 59,078,619 restricted common shares of Cell Wireless Corporation stock was issued on April 13, 2005 to 1Cellnet shareholders and assignees. 1Cellnet shareholders and assignees would receive 80% of the total outstanding shares of stock resulting from the above series of transactions and they received control of the public company Cell Wireless Corporation.

Cell Wireless had spun off its only subsidiary, Arizona Aircraft Spares, Inc. at December 30, 2004 and reported the spin off as a discontinued operation.  Comparative combined income statements would not be meaningful and are therefore not presented herein.

Note 4.  Adjustments To Proforma Financial Statements

Eliminations include those assets and liabilities that were not included in the acquisition as follows:

1. Accounts receivable, shareholder loans and inter-company loans were deemed uncollectible and were written off in the amount of $671,505. Cell Wireless acquired these accounts and wrote the value down to zero as a reserve for non-collection.

2. Accounts payable not assumed in the amount of $1,007,896 were eliminated.  These liabilities remained the responsibility of the Seller.

3. Reserve for credit card charge backs were not assumed in the merger in the amount of $2,850,614 is eliminated. These liabilities remained the responsibility of the shareholders of the Seller.

4.  The value of the common stock issued amounted to $59,079 at par and the net value of additional paid in capital from the issue of restricted common shares amounted to $48,223.

5. Retained deficits of Cell Wireless Corporation were eliminated in the amount of $4,507,532 as a result of the completed spin off of this subsidiary and quasi re-organization of the equity accounts.

Note 5. Intangible Assets Acquired

No goodwill was recognized in the acquisition and none was recorded.  No other intangible assets were capitalized in the asset acquisition.

End of Footnotes to Proforma Financial Statements.

Item 9.01 Financial Statements and Exhibits

PCAOB auditor’s audited financial statements of 1Cellnet, LLC and its predecessor companies, 1 Cellnet Connect 2 US PTY Limited and Global TLC Connections PTY Limited are attached and are made a part of this amended Form 8K/A.

1CELLNET, LLC

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2004

TABLE OF CONTENTS

Report of Independent Registered Certified Public Accounting Firm

Combined Balance Sheet: As of December 31, 2004

Combined Statement of Operations: For the year ended December 31, 2004

Combined Statement of Deficiency in Members’ Capital: For the year ended December 31, 2004

Combined Statement of Cash Flows: For the year ended December 31, 2004

Notes to Combined Financial Statements

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Cell Wireless Corporation
Tucson, Arizona

We have audited the accompanying combined balance sheet of 1Cellnet, LLC (“Company”) as of December 31, 2004 and the related combined statements of operations , deficiency in members ' capital , and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of 1Cellnet, LLC, as of December 31, 2004 and the results of its combined operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company has substantial accumulated deficit and is experiencing difficulty in generating cash flow to meet its obligations and sustain operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes A and I to the combined financial statements, the Company’s owner sold substantially all of the Company’s assets to Cell Wireless Corporation in exchange for the assumption by Cell Wireless of certain Company debt and other consideration. Subsequent to the sale of the business to Cell Wireless, the State of Delaware cancelled the Company’s charter due to its non-compliance with certain statutory corporate filing requirements.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
    Russell Bedford Stefanou Mirchandani LLP
October 28, 2005
New York, New York

1Cellnet, LLC COMBINED BALANCE SHEET DECEMBER 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$138,575
Restricted cash (Note B)	27,899
Total Current Assets	166,474
Property and equipment, net of accumulated depreciation of $53,422 Net (Note C)	310,190
Total Assets	$476,664

LIABILITIES AND DEFICIENCY IN MEMBERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses (Note E)	$4,227,872
Total Current Liabilities	4,227,872

Deficiency in Members’ Capital	(3,751,208)

Total Liabilities and Deficiency in Members’ Capital	$476,664

See accompanying footnotes to the combined financial statements

1Cellnet, LLC COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

Revenues , net	$18,257,093
Cost of Sales	15,867,166
Gross Profit	2,389,927
Operating Expenses:
Selling, General & Administrative	2,938,936
Depreciation	53,149
Total Operating Expenses	2,992,085
Loss from Operations	(602,158)
Interest earned	19,074
Loss before income tax expense and benefits	(583,084)
Income tax expense and benefits	-
Net Loss	$(583,084)

See accompanying footnotes to combined financial statements

1CELLNET, LLC
COMBINED STATEMENT OF DEFICIENCY IN MEMBERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2004

Balance at January 1, 2004	$(48,140)
Contribution by Owner	16
Distribution to Owner	(3,120,000)
Net loss for the year ended December 31, 2004	(583,084)
Balance at December 31, 2004	$(3,751,208)

See accompanying footnotes to the combined financial statements

1CELLNET, LLC COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2004

Cash Flows From Operating Activities:
Net loss from operations	$(583,084)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	53,149
Accounts payable and accrued expenses, net	1,288,980
Reserve for credit card charge backs	2,850,614
Net Cash Provided by Operating Activities	3,609,659
Cash (Used) in Investing Activities:
Increase in restricted cash	(27,899)
Purchase of equipment, net	(355,967)
Net Cash Used in Investing Activities	(383,866)
Cash Provided (Used) in Financing Activity:
Distribution to Owner	(3,120,000)
Contribution by Owner	16
Total Cash Provided by Financing Activities	(3,119,984)

Net Increase (Decrease) in Cash Balances	105,809
Cash Balances at Beginning of Period	32,766
Cash Balance at End of Period	$138,575

Supplemental Information:
Cash paid during the period for interest	$-
Cash paid during the period for taxes	$-
Member capital contributed	$16

See accompanying footnotes to the combined financial statements

1CELLNET, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2004

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements follows.

Business and Basis of Presentation

1Cellnet, LLC (the “Company”) is a Delaware Limited Liability Company formed in the United States of America on February 5, 2004 and owned by Melina Connolly (“Connelly” or the “Owner”). The Company is a multinational retailer of long distance telephone services, based in Queensland, Australia.

The combined financial statements represent the consolidation of all entities in which the Company or Connelly individually had a direct or indirect financial controlling interest that were predecessors to Cell Wireless Corporation. These companies are 1Cellnet Connect2us, PTY LTD (“1Cellnet Connect”) and Global TLC Connections, PTY LTD (“Global”). All significant inter-company accounts and transactions between the entities have been eliminated in the combination.

Global, which was solely owned by Connolly, was formed in January, 2004. Prior to Globe’s formation, Connelly began conducting certain organizational start up activities in connection with establishing the business, aggregating $48,140. Accordingly, the Company considers January 1, 2004 as the date of inception of the Company’s business activities. In accordance with Staff Accounting Bulletin 5-G, all assets contributed to the Company on January 1, 2004 by Connolly were recorded at the Connolly’s historical cost, which did not materially differ from their fair value.

Subsequent to the date of the financial statements, the Company consummated an Asset Purchase Agreement whereby the members of the Company sold the Company’s business, consisting substantially of all of the Company’s assets, to Cell Wireless Corporation, formerly Arizona Aircraft Spares, Inc., a company formed under the laws of the State of Nevada in exchange for 59,078,619 shares of its restricted common stock of Cell Wireless and assumption of certain Company liabilities (see Note I). For accounting purposes, Cell Wireless is considered the successor to the Company.

Subsequent to the sale of the business to Cell Wireless, the State of Delaware cancelled the Company’s charter due to its non-compliance with certain statutory corporate filing requirements.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company placed its cash and temporary cash investments with credit quality institutions.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”).

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The Company generates revenues from the forward purchase of specified amount of airtime by customers. Revenues are recognized as credits for airtime is used. Unused airtime is carried on the balance sheet and is included under unused telecom revenue within other current liabilities Connection fees are recognized as revenue upon initial signing of contract with customers. Sales are reported net of estimates of credit card fraud and charge-backs.

Property and Equipment

Property and equipment are recorded on the basis of cost. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (Note C).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank deposit accounts and short term, highly liquid maturities of three months or less at the date of purchase. Cash equivalents are carried at amortized cost, which approximate fair value.

Foreign Currency Translation

The Company translates the foreign currency financial statements into U. S. dollars in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.” Assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Revenue and expense items are translated at average exchange rates prevailing during the year. Realized gains and losses from foreign currency transaction gains and losses are included in the statement of operations when applicable. Translation of the Company’s financial statements into U.S. dollars does not have a material impact on the Company’s financial position.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income taxes (“SFAS 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No.144 (SFAS 144). The Statement requires that long lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break even operating results over an extended period. The Company evaluates the recoverability of long lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No.144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $583,084 from operations for the year ended December 31, 2004. The Company's current liabilities exceeded its current assets by $ 4,061,398 as of December 31, 2004 and Connelly withdrew in the form of management fees and distributions, $4,168,812 during the year ended December 31, 2004.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred $12,573 in advertising costs during the year ended December 31, 2004.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”). Under SFAS 2, “Accounting for Research and Development Costs,” all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred costs of $97,807 in research and product development for the year ended December 31, 2004 that has been charged to operations.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its combined financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its combined financial position, results of operations or cash flows.

NOTE B- RESTRICTED CASH

Pursuant to an agreement with a credit card processing agent under a credit card marketing agreement (“Agent”), the Company agreed to invest a portion of its credit card proceeds the Agent processes on behalf of the Company from sales of its services and airtime into a restricted non-interest bearing account to secure Agent against invalid credit card charges. As of December 31, 2004, the balance in the account was $ 27,899.

NOTE C- PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. The property and equipment owned as of December 31, 2004 are as follows:

Description
Furniture & fixtures, computers and software	$363,612
Less accumulated depreciation	(53,422)
Property & equipment, net	$310,190

NOTE D - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2004 are comprised of the following:

Accounts payable	$59,770
Accrued commissions	920,635
Unused Telecom revenue	396,853
Reserve for credit card charge backs	2,850,614
Total	$4,227,872

Unused telecom charges are the accumulated prepaid accounts of the members and users of the telecom system. Since most charges are prepaid by credit or debit card, unused time is recorded as a liability and reflects the total unused minutes at December 31, 2004. These funds are non-refundable and will be recorded as income when used by the member.

Reserve for credit card charge backs has been recorded to reflect the accrual of disputed transactions relating to the credit card processing of customer accounts that resulted from fraudulent use of the cardholder’s credit card details. As a result of the level of the disputed accounts that arose, the bank closed the merchant facilities and instituted formal legal proceedings against the credit card facilitator to recover the amount of $2,850,614 that is reflected in these financial statements. As of the date of the financial statements, neither 1Cellnet nor Global were named in the legal action.

Subsequent to the date of the financial statements, the Company entered into an Asset Purchase Agreement with Cell Wireless Corporation, formerly Arizona Aircraft Spares, Inc. (“Cell Wireless”). In connection with the Asset Purchase Agreement, 1Cellnet offered its subscribers shares of restricted Cell Wireless common stock in exchange for unused telephone and accrued commission.

NOTE E - RELATED PARTY TRANSACTIONS

During the period ended December 31, 2004, Connolly contributed $16 to the Company and was paid $1,042,812 in management fees including the distribution of an automobile, which was charged to operations. In addition, the Company distributed $3,120,000 to Connolly during the year ended December 31, 2004 as a non-reciprocal transfer of capital.

NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company includes fair value information in the notes to combined financial statements when the fair value of its financial instruments is materially different from the book value. The carrying value of the Company’s cash and cash equivalents, short-term debt securities held to maturity, time deposits, receivables, other current assets, accounts payable, and accrued liabilities, included in the accompanying balance sheets, approximate the estimated fair value of those instruments because of their short-term nature.

NOTE G - COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office space in Surfer’s Paradise, Australia for the sum of $65,520 per year. Its commitment to the lease of the space continues until May 31, 2007. The rental agreement requires payment of $5,460 per month until the end of the lease.

Commitments for minimum rentals under non cancelable leases at December 31, 2004 are as follows:

Fiscal Year	Amount
2005	$65,520
2006	65,520
2007	27,300

Total	$158,340

Rental expenses charged to operations for the year ended December 31, 2004 are $38,047.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

In August 30, 2004, the Australian Competition and Consumer Commission had initiated an action against the Company alleging the Company was marketing their products and services in breach of the Australian Trades Practices Act. The outcome of the investigation resulted in the issuance of an injunctive order by the Austrian Federal Court in Perth, Australia restraining the Company from marketing its products and services using its current distribution methods.

During the year ended December 31, 2004 the Company recorded a reserve for credit card charge backs to reflect the accrual of disputed transactions relating to the credit card processing of customer accounts that resulted from fraudulent use of the cardholder’s credit card details. As a result of the level of the disputed accounts that arose, the bank closed the merchant facilities and instituted formal legal proceedings against the credit card facilitator to recover the amount of $2,850,614 that is reflected in these financial statements. As of the date of the financial statements, neither 1Cellnet nor Global were named in the legal action.

The Company is unable to predict the extent of its ultimate liability with respect to any and all future claims arising from this matter. The costs and other effects of any future litigation, government investigations, legal and administrative cases and proceedings, settlements, judgments and investigations, claims and changes in this matter could have a material adverse effect on the Company's financial condition and operating results.

NOTE H - GOING CONCERN

The accompanying combined statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the combined financial statements, the Company incurred a net loss of $583,084 from operations for the year ended December 31, 2004, its current liabilities exceeded its current assets by $4,061,398 and the Company has an accumulated deficit of $3,751,208 as of December 31, 2004. These factors, among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

Subsequent to the date of the financial statements , the Company’s owners sold all of its assets to Arizona Aircraft Spares, Inc. , subsequently renamed Cell Wireless Corporation (“Cell Wireless”), in exchange for shares of Cell Wireless restricted common stock and assumption of certain liabilities (see Note I). For accounting purposes, Cell Wireless is considered the successor to the Company. Subsequent to the sale of the assets, the Company’s owner liquidated 1Cellnet, LLC.

Cell Wireless’s existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates Cell Wireless will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in Cell Wireless. The accompanying financial statements do not include any adjustments that might result should Cell Wireless be unable to continue as a going concern.

By adjusting its operations and development to the level of capitalization, Cell Wireless’s management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition. Investment capital or debt facilities may be difficult to obtain due, among other issues, to Cell Wireless’s inability to meet certain SEC reporting requirements. There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to Cell Wireless. Cell Wireless is focusing on opportunities to increase revenues and grow margins while continuing to reduce monthly expenses in an attempt to turn cash flow positive and profitable.

NOTE I - SUBSEQUENT EVENTS

Acquisition and Capital Restructure

On November 15, 2004, the Company entered into an Asset Purchase Agreement ("Agreement") with Arizona Aircraft Spares, Inc. (“Arizona”), a company formed under the laws of the state of Nevada. Arizona consummated the acquisition of the Company’s assets on March 9, 2005 and the agreement included an effective date of January 1, 2005. Concurrent with the Agreement, Arizona’s shareholders voted to change its name to Cell Wireless Corporation (“Cell Wireless”).

In connection with the Agreement, Cell Wireless issued 59,078,619 shares of its restricted common stock to the Company and assumed certain Company liabilities in exchange for the Company’s assets. In addition, Connolly, and certain Company employees and consultants acquired 17,158,397 shares of Cell Wireless’s common stock held by Cell Wireless’s former President and Chief Executive Officer in exchange for $435,000, a promissory in the amount of $200,000, a warrant to acquire 1,000,000 shares of Cell Wireless common stock with an exercise price of $.30 per share, and a warrant to acquire 1,000,000 shares of Cell Wireless common stock with an exercise price of $1.00 per share. As a result, Connolly, certain creditors (including its members, see Note D), consultants and employees own eighty percent (80%) of the outstanding shares of Cell Wireless.

At the time of the Agreement, Cell Wireless was an inactive publicly registered shell corporation with no significant assets or continuing operations. As a result of the Agreement, the Company owned eighty percent (80%) of the Cell Wireless’s issued and outstanding shares, there was a change in control of Cell Wireless, and in accordance with SFAS No. 141, Cell Wireless is the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure.

For accounting purposes, Cell Wireless has accounted for the transaction as a reverse acquisition and the Company is to be the surviving entity. The Company did not recognize goodwill or any other intangible assets in connection with the transaction.

Subsequent to the sale of the business to Cell Wireless, the State of Delaware cancelled the Company’s charter due to its non-compliance with certain statutory corporate filing requirements.